Exhibit 11.1 Statement regarding computation of earnings per share.

The Company computes earnings per share in accordance with FAS No, 128, Earnings Per Share. For the three and nine month periods ended September 30, 1999, the Company paid dividends on its outstanding convertible preferred convertible stock.

The following tables represents the reconciliation of weighted average shares for purposes of calculating basic and diluted earnings per share for the three and nine month periods ended December 30, 1999 and 1998.


Weighted-average shares for the three months ended September 30, 1998 is calculated as follows:

                     Dates                             Shares              Fraction             Weighted
                  Outstanding                       Outstanding           of Period          Average Shares

July 1-July 5                                             22,870,603        05/92                    1,242,968
Exercise of options on July 6                                 15,500
                                                ---------------------

July 6-July 12                                            22,886,103        07/92                    1,741,334
Issuance of common stock on July 13                          191,491
                                                ---------------------

July 13-July 22                                           23,077,594        10/92                    2,508,434
Exercise of options on July 23                                 9,900
                                                ---------------------

July 23-August 4                                          23,087,494        13/92                    3,262,363
Issuance of common stock on August 5                         178,519
                                                ---------------------

August 5-August 10                                        23,266,013        06/92                    1,517,349
Issuance of common stock on August 11                        349,091
                                                ---------------------

August 11-September 30                                    23,615,104        51/92                   13,090,982
                                                ---------------------                     ---------------------

Weighted average shares                                                                             23,363,430
                                                                                          =====================






















Weighted-average shares for the nine months ended September 30, 1998 is calculated as follows:

                     Dates                              Shares             Fraction            Weighted
                  Outstanding                        Outstanding          of Period         Average Shares


January 1 - January 29                                     20,574,626       29/273                  2,185,583
Issuance of common  stock on January 30                       365,957
                                                 ---------------------

January 30 - April 2                                       20,940,583       63/273                  4,832,442
Retirement of common stock on April 3                        (20,833)
                                                 ---------------------

April 3 - May 4                                            20,919,750       32/273                  2,452,132
Issuance of common stock on May 5                           1,072,165
                                                 ---------------------

May 5 - June 16                                            21,991,915       43/273                  3,463,928
Issuance of common stock on June 17                           878,688
                                                 ---------------------

June 17 - July 5                                           22,870,603       19/273                  1,591,727
Exercise of options on July 6                                  15,500
                                                 ---------------------

July 6-July 12                                             22,886,103       07/273                    586,823
Issuance of common stock on July 13                           191,491
                                                 ---------------------

July 13-July 22                                            23,077,594       10/273                    845,333
Exercise of options on July 23                                  9,900
                                                 ---------------------

July 23-August 4                                           23,087,494       13/273                  1,099,404
Issuance of common stock on August 5                          178,519
                                                 ---------------------

August 5-August 10                                         23,266,013       06/273                    511,341
Issuance of common stock on August 11                         349,091
                                                 ---------------------

August 11-September 30                                     23,615,104       51/273                  4,411,613
                                                 ---------------------                   ---------------------

Weighted average shares                                                                            21,980,326
                                                                                         =====================















Weighted-average shares for the three months ended September 30, 1999 is calculated as follows:

                     Dates                             Shares              Fraction             Weighted
                  Outstanding                       Outstanding           of Period          Average Shares

July 1                                                    26,058,376         1/92                      283,243
Exercise of options on July 2                                 35,307
                                                ---------------------

July 2-July18                                             26,093,683        17/92                    4,821,659
Issuance of common stock on July 19                        1,215,000
                                                ---------------------

July 19-July 29                                           27,308,683        11/92                    3,265,169
Issuance of common stock on July 30                        3,992,501
                                                ---------------------

July 30-August 3                                          31,301,184         5/92                    1,701,151
Exercise of stock options on August 4                         14,250
                                                ---------------------

August 4-September 26                                     31,315,434        54/92                   18,380,798
Issuance of common stock on September 27                     510,204
                                                ---------------------

September 27-September 30                                 31,825,638         4/92                    1,383,723
                                                ---------------------                     ---------------------

Weighted average shares                                                                             29,835,744
                                                                                          =====================


























Weighted-average  shares  for  the  nine  months  ended  September  30,  1999 is calculated as follows:
                     Dates                              Shares             Fraction            Weighted
                  Outstanding                        Outstanding          of Period         Average Shares


January 1 - January 3                                      23,610,190       03/273                    259,453
Retirement  of common  stock on January 4                   (384,637)
                                                 ---------------------

January 4 - January 18                                     23,225,553       15/273                  1,276,129
Issuance of common stock on January 19                        890,000
                                                 ---------------------

January19 - February 22                                    24,115,553       35/273                  3,091,738
Issuance of common stock on February 23                        50,130
                                                 ---------------------

January 23 - March 2                                       24,165,683       08/273                    708,152
Issuance of common stock on March 3                         1,069,518
                                                 ---------------------

March 3 - March18                                          25,235,201       16/273                  1,478,986
Exercise of options on March 19                               811,500
                                                 ---------------------

March 19 -April 4                                          26,046,701       17/273                  1,621,956
Retirement  of options on April 5                            (29,229)
                                                 ---------------------

April 5 -April 22                                          26,017,472       18/273                  1,715,438
Issuance of common stock on April 23                           20,823
                                                 ---------------------

April 23 -June 8                                           26,038,295       47/273                  4,482,783
Exercise of options on June 9                                  10,081
                                                 ---------------------

June 9- June 15                                            26,048,376        7/273                    667,907
Exercise of options on June 16                                 10,000
                                                 ---------------------
                                                 ---------------------

June 16- July 1                                            26,058,376       16/273                  1,527,231
Exercise of options on July 2                                  35,307
                                                 ---------------------
                                                 ---------------------

July 2- July 18                                            26,093,683       17/273                  1,624,881
Issuance of common stock on July 19                         1,215,000
                                                 ---------------------
                                                 ---------------------

July 19 - July 29                                          27,308,683       11/273                  1,100,350
Issuance of common stock on July 30                         3,992,501
                                                 ---------------------
                                                 ---------------------

July 30 - August 3                                         31,301,184       5/273                     573,282
Exercise of options on August 4                                14,250
                                                 ---------------------
                                                 ---------------------

August 4 - September 26                                    31,315,434       54/273                  6,194,262
Issuance of common stock on September 27                      448,165
                                                 ---------------------
                                                 ---------------------

September 27 - September 30                                31,763,599       4/273                     465,401
                                                 ---------------------                   ---------------------
                                                 ---------------------                   ---------------------


Weighted average shares                                                                            26,787,949
                                                                                         =====================

                                                    Three months ended                    Nine months ended
                                                        September 30,                        September 30,
                                                  1999             1998            1999            1998
                                                  ----             ----            ----            ----
Weighted-average shares:                         29,835,744       23,363,430      26,787,949      21,980,326
Plus:  Incremental shares from
assumed conversions of warrants and
options                                           1,036,530        1,182,472         952,304       1,319693

                                              --------------   --------------  --------------  --------------


Adjusted weighted average shares                 30,872,274       24,545,902      27,740,263      23,300,019
                                              ==============   ==============  ==============  ==============

Income for EPS Computation                          Three months ended                Nine months ended
                                                       September 30,                    September 30,
                                                  1999            1998              1999             1998
Income from continuing operations           $         1,664     $      1,221       $    4,197       $    3,227

Preferred stock dividend  requirement                  562        -----                   858             -----

                                              --------------  --------------    --------------  ---------------


Income available to common shareholders     $         1,102      $    1,221        $    3,339       $    3,227

                                              =================================================================
                                              =================================================================


The basic EPS computation is as follows:

                                                      Three months ended              Nine months ended
                                                       September 30,                    September 30,
                                                   1999            1998            1999             1998
                                                   ----            ----            ----             ----

Income per common share - basic:


               Total                             $    0.04      $        0.05    $    0.12       $      0.15

                                               ==============  ==============  ==============   ==============


The diluted EPS computation is as follows:               Three months ended              Nine months ended
                                                          September 30,                    September 30,
                                                      1999            1998            1999             1998
                                                      ----            ----            ----             ----
         Total                                $       0.04    $    0.05         $       0.12     $       0.14

                                              ==============   ==============  ==============  ==============




The equation for computing (basic and diluted) EPS is:

          Income available to common stockholders
          ---------------------------------------------------
                       Weighted-average shares